EXHIBIT 10.2

FIRST AMENDMENT
TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) entered into as of this 4th day of August, 2016 is by and among MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing,  and LiftKing US, collectively, the “US Borrowers”), and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada” or the “Canadian Borrower”, and together with the US Borrowers, collectively, the “Borrowers”), THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), as administrative agent and sole lead arranger (in such capacity, “Administrative Agent”), and the lenders party thereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Lenders, and Borrowers are party to that certain Loan and Security Agreement dated as of July 20, 2016 (as amended hereby and as the same may be from time to time amended, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, Administrative Agent, Lenders and Borrowers desire to enter into this Amendment to amend the Agreement in accordance with the terms herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

Section 1Incorporation of the Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

Section 2Amendment of the Agreement.

(a)Section 8.1 of the Agreement is hereby amended by adding the following sentences at the end of such Section to read as follows:

Notwithstanding the foregoing provisions, if any Event of Default pursuant to Section 15.13 herein has bene called by the Administrative Agent and no other Event of Default has occurred and is continuing, the Borrowers will not be required to apply all proceeds of such collections to the outstanding Obligations in the event the Borrowers have Excess Availability of $3,000,000 or more.  To the extent Excess Availability is less than $3,000,000, all proceeds from the collection of such Accounts will continue to be applied to the Obligations as set forth above.

Section 3Delivery of Documents.  The following documents and other items shall be delivered concurrently with this Amendment:

(i)this Amendment; and

(ii)such other documents and certificates as Administrative Agent shall reasonably request.

Section 4Representations, Covenants and Warranties; No Default.  Borrowers hereby represent and warrant to Administrative Agent as of the date hereof as follows:

(a)The execution and delivery of this Amendment and the performance by Borrowers of their obligations hereunder are within Borrowers’ powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the organizational documents of Borrowers;

(b)The Agreement (as amended by this Amendment) and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by Administrative Agent against Borrowers, and Borrowers expressly reaffirms and confirms each of its obligations under the Agreement (as amended by this Amendment) and each of the other Loan Documents.  Borrowers further expressly acknowledge and agree that Administrative Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement.  Borrowers agrees that it shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the other Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Administrative Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

(c)No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment;

(d)The execution, delivery and performance of this Amendment by Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which Borrower is a party or is subject or by which Borrower or any of its real or personal property may be bound; and

(e)The representations, covenants and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment.  No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

Section 5Fees and Expenses.  The Borrowers agree to pay on demand all costs and expenses of or incurred by Administrative Agent, including, but not limited to, legal fees and expenses, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

Section 6Effectuation.  The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Amendment.

Section 7Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  A facsimile or other electronic signature to this Amendment shall be deemed an original signature hereunder.

[SIGNATURE PAGES FOLLOW]

(Signature Page to First Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Loan and Security Agreement as of the date first above written.

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation
MANITEX, INC., a Texas corporation
MANITEX SABRE, INC., a Michigan corporation
BADGER EQUIPMENT COMPANY, a Minnesota corporation
CRANE AND MACHINERY, INC., an Illinois corporation
CRANE AND MACHINERY LEASING, INC., an Illinois corporation
LIFTKING, INC., a Michigan corporation
MANITEX, LLC, a Delaware limited liability company

By:   /s/ Andrew Rooke
Title   President/Vice President

MANITEX LIFTKING, ULC, an Alberta company By:/s/ Andrew Rooke Title: Vice President

ADMINISTRATIVE AGENT:	THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent and a Lender By:/s/ Todd Bernier Todd Bernier, Managing Director